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                                                                    Exhibit 99.2

               THREE RIVERS FINANCIAL CORPORATION REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ____________, ___________ ___, 2000.

The undersigned hereby appoints the Board of Directors (with the power of substitution), proxy for the undersigned to represent and to vote, as designated below, all shares of Common Stock of Three Rivers Financial Corporation (Three Rivers), which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held on __________ __, 2000, and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" the Proposals described herein.

1. TPROPOSAL: to vote on the merger of Three Rivers and Peoples Bancorp and related matters. In the merger, you will receive 1.08 shares of Peoples Bancorp common stock for each share of Three Rivers common stock you own before the merger. You will also receive cash in lieu of receiving any fractional shares of Peoples Bancorp common stock.

                     FOR              AGAINST                ABSTAIN

2. PROPOSAL to adjourn the meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the merger.

                     FOR              AGAINST                ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holders(s) upon any other matter which may properly come before the Special Meeting.

                                                              NUMBER OF SHARES

                                        Dated
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                                        IMPORTANT: PLEASE DATE AND SIGN YOUR
                                        NAME AS ADDRESSED AND RETURN IN THE
                                        ENCLOSED ENVELOPE. When signing as
                                        executor, administrator, trustee,
                                        guardian, etc., please give full title
                                        as such. If the stockholder is a
                                        corporation, the proxy should be signed
                                        in the full corporate name by a duly
                                        authorized officer whose title is
                                        stated.